                                                                      EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10261) pertaining to the 1991 Stock Option Plan of Rochester Medical Corporation, of our report dated October 15, 1997, except for Note 14, as to which the date is November 5, 1997, with respect to the financial statements of Rochester Medical Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 1997.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
December 23, 1997